UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 4, 2022

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32242	38-2511577
(Commission File Number)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Domino’s Pizza, Inc. Common Stock, $0.01 par value	DPZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2022, Domino’s Pizza, Inc. (the “Company”) announced that it has appointed Mr. Joseph H. Jordan, age 48, to become the Company’s President, U.S. & Global Services, effective May 1, 2022. Mr. Jordan has served as the Company’s Executive Vice President of International since April 2018. Prior to his current role, Mr. Jordan had served as Senior Vice President and Chief Marketing Officer since May 2015, after joining the Company as Vice President of Innovation in September 2011. Prior to joining the Company, Mr. Jordan served most recently as Senior Director of Marketing at Pepsi-Cola North America where he worked for six years, held marketing roles at Philips Electronics and Unilever and was a consultant for Accenture.

The Company has agreed to the following terms with Mr. Jordan in his amended and restated employment agreement dated as of March 2, 2022 that will become effective on or about May 1, 2022:

•	annual base salary of $600,000; and

•

annual incentive bonus target of 150% of his base salary under the terms and conditions of the Domino’s Pizza Senior Executive Annual Incentive Plan, which ties the incentive bonus to achieving targeted financial goals.

If Mr. Jordan’s employment is terminated by the Company without cause or he terminates his employment with the Company for good reason, he will be entitled to severance in the amount of his then-current annual base salary for 12 months. It is anticipated that Mr. Jordan will also receive an annual 2022 equity award under the Domino’s Pizza, Inc. 2004 Equity Incentive Plan, as amended with a value of 250% of his annual salary at the time the Company’s annual equity awards are granted in March.

The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the employment agreement for Mr. Jordan. A copy of the employment agreement for Mr. Jordan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Other Events.

On March 4, 2022, the Company issued a press release relating to the matters described above in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and therefore shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve significant risks and uncertainties and you should not place considerable reliance on such statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 2, 2022. All forward-looking statements speak only as of the date hereof and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, or other applicable law, we will not undertake, and specifically disclaim, any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date hereof, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated as of March 2, 2022 by and between Domino’s Pizza LLC and Joseph H. Jordan.

99.1	Domino’s Pizza, Inc. press release, dated March 4, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

/s/ Kevin S. Morris
Name:	Kevin S. Morris
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: March 4, 2022